Exhibit 1.01

nVent Electric plc

Conflict Minerals Report
for the year ended December 31, 2019

Introduction and Summary

This Conflict Minerals Report (this “Report”) for the year ended December 31, 2019, is presented by nVent Electric plc (“nVent,” “we,” “our” or “us”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements pursuant to Section 13(p) of the Securities and Exchange Act of 1934 (“Section 13(p)”). The Rule imposes certain reporting obligations on SEC registrants who manufactured or contracted to manufacture products containing conflict minerals that are necessary to the functionality or production of those products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives, which are limited by the Rule to tin, tantalum and tungsten (“Subject Minerals”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The adjoining countries are the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola (collectively with the DRC, the “Covered Countries”).

Following a determination that Subject Minerals were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during the calendar year 2019, we conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the Subject Minerals in our products originated in the Covered Countries. Based on our RCOI, we believe it is possible that our products could contain Subject Minerals that may have originated in the Covered Countries and, therefore, in accordance with the Rule, we performed due diligence on the source and chain of custody of the Subject Minerals in question. We designed our due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”).

Company Overview

This Report reflects the activities of nVent and all of its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world’s most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation.

Our broad range of products and solutions connect and protect our customers’ mission-critical equipment from hazardous conditions, improving their utilization, lowering costs and minimizing downtime. The cost of our products typically represents a small proportion of the total cost of our customers’ end systems. We also are a small cost relative to the potential cost of failure that our products help avoid. We have a portfolio of premier, industry-leading brands, including nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER, some of which have a history spanning over 100 years, that cover a wide range of verticals, including Industrial, Commercial & Residential, Energy and Infrastructure.

We previously operated as the Electrical business of Pentair plc. On April 30, 2018, Pentair plc completed the separation of its Water business and its Electrical business into two independent, publicly traded companies (the “Separation”). As a result of the Separation, we became an independent, publicly traded company and began “regular way” trading under the symbol “NVT” on the New York Stock Exchange on May 1, 2018.

Conflict Minerals Program & Policy

We have actively engaged with our customers and suppliers with respect to the use of Subject Minerals in the products we manufacture or contract to be manufactured.

In addition, we have adopted a Conflict Minerals Policy articulating our supply chain due diligence process and our commitment to our reporting obligations regarding Subject Minerals. Our policy is available on our website at https://www.nvent.com/us/en/terms/supplierconduct.html.

Reasonable Country of Origin Inquiry

To determine whether the necessary Subject Minerals in our products originated in one or more of the Covered Countries, we retained Assent Compliance (“Assent”), a third-party service provider, to assist us in reviewing our supply chain. We provided a list of suppliers to Assent for upload to the Assent Compliance Manager tool (“ACM”). We deemed it impractical to filter this list to exclude some possibly irrelevant suppliers because we could not determine definitively the presence or absence of Subject Minerals in all components and materials supplied to us for our products.

We utilized the Responsible Minerals Initiative (“RMI”)’s Conflict Minerals Reporting Template (“CMRT”), version 5.12 or higher, to conduct a survey of all in-scope suppliers. During the supplier survey, we contacted suppliers via the ACM, a web-based platform provided by Assent that enabled us to complete and track supplier communications and allowed our suppliers to upload completed CMRTs directly to the platform for assessment and management. The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, Question 1 of the CMRT asks suppliers whether any Subject Minerals are intentionally added or used in their products or are used in their production processes. Question 2 also asks if any Subject Minerals remain in their products. We also periodically reviewed the supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process. For example, we determined that any supplier that met one or more of the following criteria was out of scope:

•The company supplies packaging only (excluding labels).

•The company supplies us with items that do not end up in our products (including equipment used to make our products).

•The company is a test lab.

•The company is a service provider only.

•The company supplies us with polymers, gasketing, glass or plastic windows or air filters.

Assent requested that all remaining suppliers complete a CMRT and included training and education to guide suppliers on best practices and the use of the CMRT. Assent monitored and tracked all communications in the ACM for future reporting and transparency. We directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested that those suppliers complete the CMRT and submit their response to Assent.

Our program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. For example:

•Question 3 in the CMRT asks whether any of the supplier’s Subject Minerals originate from the Covered Countries. If a supplier provides related smelter or refiner information indicating that its Subject Minerals originated from a Covered Country, its response to this question must be “Yes.”

•Question 5 in the CMRT asks whether the supplier has received information from all of its relevant Subject Mineral suppliers. If the supplier does not answer “Yes” to Question 5, then it cannot provide definitive responses to certain other questions in the CMRT.

•Question 6 in the CMRT asks whether the supplier has identified all smelters and refiners in its supply chain. If the supplier answers “Yes” to Question 6, then the answer to Question 5 must also be “Yes.”

All submitted forms are accepted and classified as either valid or invalid so that data is still retained. Suppliers are contacted regarding invalid CMRT responses and are encouraged to resubmit a valid response. Suppliers are also provided with guidance on how to correct validation errors.

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on the RMI’s list of validated conflict-free smelters and refiners of Subject Minerals. Our suppliers identified a total of 303 smelters and refiners that appear on the lists maintained by RMI. Of these 303 smelters and refiners, 235 have been validated as conflict-free by the RMI or a cross-recognized initiative and, based on information provided by the RMI, a further five smelters or refiners have agreed to undergo or are currently undergoing a third-party audit. Most of the CMRTs we received were made on a company- or division-level basis that did not allow us to identify which smelters or refiners listed by our suppliers actually processed the Subject Minerals contained in our products (if any).

Based on the results of this RCOI, we had reason to believe that some of the Subject Minerals in our products may have originated from the Covered Countries. As a result, in accordance with the Rule, we performed due diligence on the source and chain of custody of the Subject Minerals in question.

Design of Due Diligence

Our due diligence measures are designed to conform, in all material respects, with the framework in the OECD Guidance. The OECD Guidance identifies five aspects of due diligence that should be implemented and provides guidance as to how to implement each aspect. Our due diligence process design is intended to address each of these five aspects, namely:

1.Establishing strong company management systems regarding Subject Minerals.

2.Identifying and assessing risks in our supply chain.

3.Designing and implementing a strategy to respond to identified risks in our supply chain.

4.Utilizing independent third-party audits of supply chain diligence.

5.Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of Subject Minerals. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, we do not purchase raw ore or unrefined Subject Minerals or make purchases directly from the Covered Countries. The origin of the Subject Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Subject Mineral-containing derivatives. The smelters and refiners consolidate raw ore and therefore have the most direct knowledge of the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1,” or direct, suppliers to provide information with respect to the origin of the Subject Minerals contained in the components and materials supplied to us.

Due Diligence Performed

1. Establish Strong Company Management Systems

Internal Compliance Team

We established a cross-functional conflict minerals compliance team that includes representatives from supply chain and material compliance, supported by the legal and finance teams. This team is responsible for implementing our Subject Mineral compliance strategy and briefing management about the results of our due diligence efforts.

We also use a third-party service provider, Assent, to assist us with evaluating supply chain information regarding Subject Minerals, identifying potential risks and in the development and implementation of additional due diligence steps that we will undertake with suppliers in regards to Subject Minerals.

Control Systems and Supplier Engagement

We expect all of our suppliers to have policies and procedures in place to ensure that any Subject Minerals used in the production of the products sold to us do not directly or indirectly finance or benefit armed groups in the Covered Countries. We rely on our direct suppliers to provide information on the origin of the Subject Minerals contained in components and materials supplied to us, including sources of Subject Minerals that are supplied to them from lower-tier suppliers.

Our Supplier Code of Conduct applies to all direct suppliers and outlines certain expected behaviors and practices. We publicly post our Supplier Code of Conduct on our website, and if a supplier does not comply with its requirements, we take measures to evaluate whether to continue an ongoing relationship with that supplier. We review our Supplier Code of Conduct periodically to ensure it continues to align with industry best practices.

We also engage with suppliers directly to request that they complete a valid CMRT for the products that they supply to us. With respect to the recommendation in the OECD Guidance to strengthen engagement with suppliers, we have developed an internal procedure to engage with suppliers who do not provide valid CMRT responses.

Grievance Mechanisms

We have established grievance mechanisms, including an ethics hotline, whereby employees as well as suppliers and others outside of nVent can report violations of our policies, including with respect to Subject Mineral sourcing.

Maintain Records

We will retain documentation related to our Subject Mineral compliance program according to our corporate document retention policy.

2. Identifying and Assessing Risk in the Supply Chain

Due to our size, the complexity of our products and the depth, breadth and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified automatically in ACM based on criteria established for supplier responses in the system. These risks are addressed by Assent and members of our internal conflict minerals compliance team who contact the supplier, gather pertinent data and perform an assessment of the supplier’s Subject Mineral status.

One risk we identified with respect to the calendar year 2019 reporting period related to the nature of the responses received. A large number of the responses received provided data at a company or divisional level, or suppliers were unable to specify the smelters or refiners used for the Subject Minerals in the components and materials supplied to us. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with OECD Guidance, it is important to identify and assess risks associated with Subject Minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified as being in our supply chain by suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a Subject Mineral processing facility that was operational during the 2019 calendar year.

In order to assess the risk that any of these smelters or refiners posed to our supply chain, Assent determined whether the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as the RMI’s Responsible Minerals Assurance Process (“RMAP”). We do not typically have a direct relationship with Subject Mineral smelters and refiners and do not perform or direct audits of these entities within our supply chain. In cases where the smelter’s or refiner’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of May 1, 2020, we have validated 303 smelters or refiners as being in our supply chain. Because the vast majority of our suppliers submitted company- or divisional-level CMRTs, we cannot definitely determine the connection between any of those 303 smelters or refiners and the products we manufactured or contracted to be manufactured during calendar year 2019.

Each facility that meets the RMI definition of a smelter or refiner of Subject Minerals is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•Geographic proximity to the DRC and Covered Countries.

•Limited known reserves or stocks of the applicable Subject Mineral in the country of origin.

•RMAP audit status.

•Credible evidence of unethical or conflict-related sourcing.

•Peer assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, we initiate risk mitigation activities. Through Assent, submissions that include any red-flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submitting a product-specific CMRT to us to better identify the connection between the red-flagged facility and the components and materials they supply to nVent and potentially removing the red-flagged smelter or refiner from their supply chain. Pursuant to the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to Assent’s training platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated by Assent on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

•Question A – Have you established a conflict minerals sourcing policy?

•Question E – Have you implemented due diligence measures for conflict-free sourcing?

•Question G – Do you review due diligence information received from your suppliers against your company’s expectations?

•Question H – Does your review process include corrective action management?

When suppliers meet or exceed those criteria (by answering “Yes” to at least those four questions), we consider them to have a strong Subject Mineral compliance program. When suppliers do not meet those criteria, we consider them to have a weak Subject Mineral compliance program. At this time, we have identified 28 of our 101 suppliers, or 28%, who submitted a valid CMRT response as having a weak program. In 2020, we will further review weak submissions and continue to work with our Suppliers to reinforce our expectations under the nVent Supplier Code of Conduct.

3. Design and Implement a Strategy to Respond to Risks

Together with Assent, we developed processes to assess and respond to the risks identified in our supply chain. We send a series of escalating communications to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Rule.

4. Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any Subject Mineral smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMAP, which uses independent private-sector auditors to audit the source, including the mines of origin and the chain of custody of the Subject Minerals used by smelters and refiners that agree to participate in the program. Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.

5. Public Reporting on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2019 and this Report in the Investor Relations section of our website at https://investors.nvent.com/financial-information/sec-filings/default.aspx. Information found on or accessed through our website is not considered part of this Report and is not incorporated by reference herein. We have also publicly filed our Form SD and this Report with the SEC.

Due Diligence Results

Survey Results

For the calendar year 2019, we received CMRT responses from 90% of suppliers surveyed. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or gaps in data were found.

Smelters and Refiners

Attached as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Since many of the CMRTs we received from our suppliers were made on a company- or division-level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A actually processed the Subject Minerals contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the Subject Minerals contained in our products.

From the responses that we received, we identified five smelters that potentially pose a risk due to the presence of some red-flag indicators. For suppliers that identified these specific smelters of concern on their CMRT, we created a new escalation plan. Assent contacted those suppliers to evaluate whether the red-flagged smelters and refiners could be connected to nVent products. The suppliers were asked to complete a product-level CMRT, rather than a company-level CMRT, to better identify the connection to products that they supply to us. Other suppliers were evaluated internally to determine whether they were in fact still active suppliers. If not, they were removed from the scope of data collection.

Countries of Origin

Attached as Appendix B is a list of potential countries of origin for the Subject Minerals contained in the products covered by this Report. We do not have sufficient information to conclusively determine the country of origin of the Subject Minerals contained in the products covered by this Report or to conclusively determine whether our Subject Minerals are from recycled or scrap sources. However, based on the information provided by our suppliers and the smelters and refiners in our supply chain, as well as from the RMI and other sources, we believe the countries of origin of the Subject Minerals contained in our products may potentially include the countries listed in Appendix B to this Report, as well as recycled or scrap sources.

Steps to be Taken to Mitigate Risk

Since becoming an independent, publicly traded company on April 30, 2018, we have taken the following steps to improve our due diligence efforts, to further mitigate any risk that the necessary Subject Minerals in our products could benefit armed groups in the DRC or the other Covered Countries:

•Work more closely with our third-party service provider to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners actually process the Subject Minerals contained in our products.

•Engage with our suppliers more closely and provide suppliers with more information and training resources regarding responsible sourcing of Subject Minerals.

•Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•Continue to include a Subject Mineral flow-down clause in new or renewed supplier contracts as well as included in the terms and conditions of each purchase order issued.

•Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.

Forward-Looking Statements
This Report contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this Report, including, without limitation, statements regarding our Subject Mineral compliance plans, are forward-looking statements. These forward-looking statements generally are identified by the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or phrases or terms of similar substance or the negative thereof or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control. Numerous important factors described in this Report, including, among others, our ability to implement new software systems, our suppliers’ willingness and ability to comply with our Subject Mineral-related compliance requests, the degree to which we are able to determine our suppliers’ use of conflict-free smelters and refiners, the impact of industry-wide initiatives such as the RMAP, smelters’ and refiners’ willingness and ability to comply with the RMAP, our effectiveness in managing the Subject Mineral RCOI and due diligence processes and the costs of our compliance, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this Report. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix A

List of Smelters and Refiners

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Appendix B

List of Countries of Origin for Subject Minerals

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company- or division-level responses and therefore we cannot be certain whether all of these countries of origin can be linked to our products.

Afghanistan	Germany	Nigeria
Albania	Ghana	Papua New Guinea
Angola	Guinea	Peru
Argentina	Guyana	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Republic of Korea
Belarus	Ireland	Russia
Belgium	Israel	Rwanda
Bermuda	Italy	Saudi Arabia
Bolivia	Ivory Coast	Sierra Leone
Brazil	Japan	Singapore
Bulgaria	Kazakhstan	Slovakia
Burundi	Kenya	Slovenia
Cambodia	Kyrgyzstan	South Africa
Canada	Laos	Spain
Central African Republic	Liberia	Sudan
Chile	Lithuania	Suri
China	Luxembourg	Suriname
Colombia	Madagascar	Sweden
Czech Republic	Malaysia	Switzerland
Djibouti	Mali	Tanzania
Dominican Republic	Mauritania	Thailand
DRC or an adjoining country (Covered Countries)	Mexico	Turkey
	Mongolia	Uganda
Ecuador	Morocco	United Arab Emirates
Egypt	Mozambique	United Kingdom
England	Myanmar	USA
Estonia	Namibia	Uzbekistan
Ethiopia	Netherlands	Viet Nam
Finland	New Zealand	Zambia
France	Niger	Zimbabwe

B-1